Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.43 PER SHARE; 30 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., November 6, 2019 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2019 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2019 was $25.3 million, or $0.43 per share on a diluted basis, exceeding the dividend of $0.36 per share.

•	Net increase in net assets resulting from operations for the quarter ended September 30, 2019 was $18.4 million, or $0.31 per share.

•	Net asset value per share at September 30, 2019 was $13.59 compared to $13.64 at June 30, 2019.

•
Total acquisitions during the quarter ended September 30, 2019 were $176.0 million and total dispositions were $180.6 million. Our diversified portfolio reached a record 105 companies as of September 30, 2019.

•
On August 23, 2019, we issued $150.0 million of unsecured notes that mature on August 23, 2024 (the “2024 Notes). The 2024 Notes bear interest at an annual rate of 3.900%, payable semi-annually, and all principal is due upon maturity.

•	On November 6, 2019, our board of directors declared a fourth quarter dividend of $0.36 per share payable on December 31, 2019 to shareholders of record as of December 17, 2019.

"We are pleased to have continued our record of covering our dividend for the 30th consecutive quarter, with a dividend coverage ratio of 119% in the third quarter. We also further expanded our diverse leverage program by completing a $150 million unsecured note issuance at an attractive interest rate of 3.9%,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "While our income reflected significant repayments, we were able to offset those repayments with another quarter of strong originations. We continue to have a solid pipeline of new investment opportunities and believe we are well-positioned to continue to deliver attractive risk-adjusted returns to our shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2019, our investment portfolio consisted of debt and equity positions in a record 105 portfolio companies with a total fair value of approximately $1.7 billion. Debt positions represented approximately 94% of the portfolio at fair value, with 93% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 6% of our investment portfolio.

As of September 30, 2019, the weighted average annual effective yield of our debt portfolio was approximately 10.6%(1) following decreases in LIBOR during the quarter, and the weighted average annual effective yield of our total portfolio was approximately 10.0%. Debt investments in three portfolio companies were on non-accrual status as of September 30, 2019.

During the three months ended September 30, 2019, we invested approximately $176.0 million, primarily in 7 investments, comprised of 4 new and 3 existing portfolio companies. The investments were comprised of approximately $144.4 million in senior secured loans and $10.8 million in senior secured notes. The remaining $20.8 million were comprised primarily of $20.4 million in equity interests in portfolios of debt and lease assets and $0.4 million in equity positions received in connection with debt investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $180.6 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of September 30, 2019, total assets were $1,800.7 million, net assets were $798.6 million and net asset value per share was $13.59, as compared to $1,742.5 million, $801.3 million, and $13.64 per share, respectively, as of June 30, 2019.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2019 was approximately $51.6 million, or $0.88 per share, including $0.06 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, and $0.06 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2019 were approximately $26.3 million, or $0.45 per share, including interest and other debt expenses of $12.4 million, or $0.21 per share, and incentive compensation from net investment income of $5.4 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 4.2% of average net assets.

Net investment income for the three months ended September 30, 2019 was approximately $25.3 million, or $0.43 per share. Net investment income is net of incentive compensation and benefited from the incentive fee rate reduction that took effect on February 9, 2019.

Net unrealized losses for the three months ended September 30, 2019 were $6.7 million, or $0.11 per share, comprised primarily of markdowns of $5.7 million on our investment in Fidelis, $3.2 million on our investment in Hylan and $3.0 million on our investment in AGY, partially offset by a gain of $5.2 million on our investment in Edmentum as well as a gain of $3.3 million on our investment in Snaplogic. We also earned prepayment income of $0.6 million on the disposition of our loan to SnapLogic during the quarter. Net realized losses for the three months ended September 30, 2019 were $0.2 million.

Net increase in net assets resulting from operations for the three months ended September 30, 2019 was $18.4 million, or $0.31 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2019, available liquidity was approximately $432.2 million, comprised of approximately $346.5 million in available capacity under our leverage program, $80.1 million in cash and cash equivalents and approximately $5.6 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at September 30, 2019 was 4.10%.

Total debt outstanding at September 30, 2019 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility	2023	L+2.00%		$108,000,000	$162,000,000	$270,000,000
TCPC Funding Facility	2023	L+2.00%	(2)	177,500,000	172,500,000	350,000,000
SBA Debentures	2024−2029	2.63%	(3)	138,000,000	12,000,000	150,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%		107,889,074	—	107,889,074
2022 Convertible Notes ($140 million par)	2022	4.625%		138,430,085	—	138,430,085
2022 Notes ($175 million par)	2022	4.125%		174,618,208	—	174,618,208
2024 Notes ($150 million par)	2024	3.900%		148,171,294	—	148,171,294
Total leverage				992,608,661	$346,500,000	$1,339,108,661
Unamortized issuance costs				(7,566,146)
Debt, net of unamortized issuance costs				$985,042,515

(1)	Except for the convertible notes, the 2022 Notes and the 2024 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Subject to certain funding requirements

(3)	Weighted-average interest rate, excluding fees of 0.36% or 0.35%

On October 31, 2019, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the nine months ended September 30, 2019, we repurchased 9,000 shares for a total cost of $0.1 million.

RECENT DEVELOPMENTS

On November 4, 2019, the Company reduced the credit facility capacity on the TCPC Funding facility by $50.0 million to $300.0 million.

On November 6, 2019, the Company’s board of directors declared a fourth quarter regular dividend of $0.36 per share payable on December 31, 2019 to stockholders of record as of the close of business on December 17, 2019.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, November 6, 2019 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 8891946 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2019 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 13, 2019. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 8891946.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,557,184,865 and $1,460,936,257, respectively)	$1,519,866,072	$1,463,800,744
Companies 5% to 25% owned (cost of $88,523,218 and $78,353,253, respectively)	71,180,241	63,193,357
Companies more than 25% owned (cost of $128,059,216 and $110,258,458, respectively)	90,228,801	70,291,689
Total investments (cost of $1,773,767,299 and $1,649,547,968, respectively)	1,681,275,114	1,597,285,790

Cash and cash equivalents	80,069,184	27,920,402
Accrued interest income:
Companies less than 5% owned	19,004,733	20,898,838
Companies 5% to 25% owned	652,121	678,057
Companies more than 25% owned	260,540	124,009
Receivable for investments sold	7,433,969	—
Deferred debt issuance costs	6,070,455	4,843,985
Prepaid expenses and other assets	5,952,549	7,784,608
Total assets	1,800,718,665	1,659,535,689

Liabilities
Debt, net of unamortized issuance costs of $7,566,146 and $6,805,196, respectively	985,042,515	805,202,192
Interest payable	6,621,542	8,747,872
Incentive compensation payable	5,369,678	5,840,346
Payable for investments purchased	1,859,746	908,759
Payable to the Advisor	759,032	1,226,372
Management and advisory fees payable	—	5,247,344
Accrued expenses and other liabilities	2,439,688	1,888,077
Total liabilities	1,002,092,201	829,060,962

Commitments and contingencies

Net assets	$798,626,464	$830,474,727

Composition of net assets
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,766,215 and 58,774,607 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	$58,766	$58,775
Paid-in capital in excess of par	999,956,007	1,000,073,183
Distributable earnings (loss)	(201,388,309)	(169,657,231)
Net assets	$798,626,464	$830,474,727

Net assets per share	$13.59	$14.13

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$44,778,592	$44,534,087	$128,578,869	$127,316,161
Companies 5% to 25% owned	495,480	604,116	2,208,502	1,737,510
Companies more than 25% owned	1,024,457	918,146	2,822,733	2,747,763
PIK interest income:
Companies less than 5% owned	2,525,116	1,968,566	8,363,204	5,462,468
Companies 5% to 25% owned	1,030,375	1,151,270	2,488,171	3,576,948
Companies more than 25% owned	—	170,938	—	649,680
Dividend income:
Companies more than 25% owned	914,330	59,006	1,786,932	105,287
Lease income:
Companies more than 25% owned	74,457	74,457	223,370	223,370
Other income:
Companies less than 5% owned	797,542	—	883,721	—
Companies 5% to 25% owned	—	—	—	297,356
Total investment income	51,640,349	49,480,586	147,355,502	142,116,543

Operating expenses
Interest and other debt expenses	12,419,312	10,071,574	34,251,576	29,817,623
Management and advisory fees	6,356,723	6,265,432	18,510,954	18,149,243
Incentive fee	5,369,678	6,127,983	15,554,088	17,505,818
Administrative expenses	599,559	599,559	1,798,677	1,794,023
Legal fees, professional fees and due diligence expenses	492,847	625,181	1,360,860	1,639,293
Director fees	194,396	212,135	585,522	545,718
Insurance expense	160,578	123,109	416,647	338,027
Custody fees	104,841	95,692	302,054	278,795
Other operating expenses	628,220	847,988	2,127,194	2,024,732
Total operating expenses	26,326,154	24,968,653	74,907,572	72,093,272

Net investment income	25,314,195	24,511,933	72,447,930	70,023,271

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(224,682)	1,106,469	(525,041)	1,181,233
Investments in companies 5% to 25% owned	—	—	43,320	—
Net realized gain (loss)	(224,682)	1,106,469	(481,721)	1,181,233

Change in net unrealized appreciation/depreciation	(6,651,462)	(10,427,026)	(40,230,222)	(24,706,701)
Net realized and unrealized loss	(6,876,144)	(9,320,557)	(40,711,943)	(23,525,468)

Net increase in net assets resulting from operations	$18,438,051	$15,191,376	$31,735,987	$46,497,803

Basic and diluted earnings per common share	$0.31	$0.26	$0.54	$0.79

Basic and diluted weighted average common shares outstanding	58,766,002	58,806,049	58,766,410	58,824,514

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the Company's prospectus dated August 16, 2019 and its prospectus supplement dated August 16, 2019, the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2018, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com